UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2023

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVGI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2023, Harold C. Bevis notified Commercial Vehicle Group, Inc. (the “Company”) of his intention to resign as President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors (the “Board”) effective May 19, 2023 to become chief executive officer of another company. Mr. Bevis’ resignation did not result from any disagreement with the Company on any matter, including any matter relating to its operations, policies or practices. In connection with Mr. Bevis’ resignation from the Board, the number of directors on the Board will be reduced from seven to six directors effective immediately following the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”).

Mr. Bevis had been included as a nominee of the Board in the Company’s definitive proxy statement and proxy card for the Annual Meeting. In light of his resignation, Mr. Bevis is no longer standing for re-election to the Board at the Annual Meeting, and the Company’s proxy materials are hereby deemed amended to remove Mr. Bevis as a nominee for the Annual Meeting. The Company’s slate of nominees otherwise remains unchanged. Previously voted proxies remain valid, other than with respect to Mr. Bevis as he is no longer standing for re-election, and the Company’s stockholders eligible to vote at the Annual Meeting may continue to use their proxy cards to vote their shares as to the Board’s remaining nominees and the other matters being voted on at the Annual Meeting.

Robert C. Griffin, the Chairman of the Board, is expected to be elected by the Board as the Company’s interim President and Chief Executive Officer, effective May 19, 2023. Mr. Griffin will serve as interim President and Chief Executive Officer until his successor is chosen and qualified, or until his earlier resignation or removal. The Company is the process of conducting a comprehensive search for a permanent President and Chief Executive Officer and will name Mr. Griffin’s successor at the completion of the search. Mr. Griffin will continue to serve as Chairman of the Board during the time that he is serving as interim President and Chief Executive Officer.

Mr. Griffin, 75, has served as a member of the Board since July 2005, and was elected Chairman in 2019. Mr. Griffin’s career spanned over 25 years in the financial sector until he retired from Barclays Capital, where from June 2000 to March 2002 he was Head of Investment Banking, Americas and a member of the Management Committee. Prior to joining Barclays Capital, Mr. Griffin was a member of the Executive Committee for the Montgomery Division of Banc of America Securities and held a number of positions with Bank of America, including Group Executive Vice President and Head of Global Debt Capital Raising and as a Senior Management Council Member. Since 2005, he has served on a number of boards, both public and private, including during the last five years, the boards of the following public companies: The J.G. Wentworth Company (ending in 2018), and Builders FirstSource, Inc. (ending in 2019).

In connection with Mr. Griffin’s appointment as interim President and Chief Executive Officer, the Company and Mr. Griffin expect to enter into a letter agreement providing for compensation and benefits consistent with his new role, which the Company will disclose once finalized.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

May 8, 2023	By:	/s/ Aneezal H. Mohamed
	Name:	Aneezal H. Mohamed
	Title:	Chief Legal Officer